Exhibit 10.101

Form of Bluegreen Corporation

2011 Long Term Incentive Plan Award Agreement

BLUEGREEN CORPORATION
2011 LONG TERM INCENTIVE PLAN

AWARD AGREEMENT

This Award Agreement (this “Agreement”) dated as of __________, 2011, between Bluegreen Corporation (the “Company”) and _____________ (the “Participant”), sets forth the terms and conditions of the Participant’s award under the Bluegreen Corporation 2011 Long Term Incentive Plan (the “Plan”). Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings set forth in the Plan.

1.                  The Plan. This award is subject to the terms and conditions of the Plan, a copy of which accompanies this Agreement and the terms and conditions of which are hereby incorporated into this Agreement. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall govern. By signing this Agreement, the Participant (a) acknowledges having read and understood the terms of the Plan and this Agreement, (b) agrees to be bound by the terms of the Plan and this Agreement and (c) acknowledges and agrees that the Plan and this Agreement confer upon the Committee the authority to construe and administer the Plan and awards under the Plan to the extent set forth therein, and agrees to be bound by all decisions made by the Committee in the exercise of such discretion.

2.                  Participation and Points. The Committee has determined that the Participant shall participate in the Plan during the 2011 Performance Period. The number of Points allocated to the Participant for the 2011 Performance Period is set forth on Schedule A of this Agreement. To the extent the Committee determines that the Participant shall participate in the Plan during Performance Periods subsequent to 2011, the Participant will be notified in writing of such determination and the number of Points allocated to him or her for such Performance Period. Any such written notifications shall be incorporated by reference into this Agreement. The Participant will participate in the Plan only with respect to Performance Periods subsequent to 2011 if he or she is selected by the Committee for such participation and receives written notification as described in the preceding sentence.

3.                  Restrictive Covenants.

(a)               Unauthorized Disclosure. The Participant agrees and understands that in his or her position with the Company and its affiliates, the Participant has been and will be exposed to and has and will receive information relating to the confidential affairs of the Company and its affiliates, including, without limitation, technical information, intellectual property, business and marketing plans, strategies, customer information, software, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company and its affiliates and other forms of information considered by the Company and its affiliates to be confidential or in the nature of trade secrets (including, without limitation, ideas, research and development, know-how, formulas, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) (collectively, the “Confidential Information”). Confidential Information shall not include information that is generally known to the public or within the relevant trade or industry other than due to the Participant’s violation of this Section 3(a) or disclosure by a third party who is known by the Participant to owe the Company an obligation of confidentiality with respect to such information. The Participant agrees that at all times during his or her employment with the Company and its affiliates thereafter, the Participant shall not disclose such Confidential Information, either directly or indirectly, to any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (each a “Person”) without the prior written consent of the Company and shall not use or attempt to use any such information in any manner other than in connection with his or her employment with the Company, unless required by law to disclose such information, in which case the Participant shall provide the Company with written notice of such requirement as far in advance of such anticipated disclosure as possible, unless prohibited by law. This confidentiality covenant has no temporal, geographical or territorial restriction.

(b)               Non-Solicitation of Employees. During the Participant’s employment with the Company and its affiliates and for a period of twelve (12) months after the Participant’s termination of employment for any reason (the “Restriction Period”), the Participant shall not directly or indirectly contact, induce or solicit (or assist any Person to contact, induce or solicit) for employment any person who is, or within twelve (12) months prior to the date of such solicitation was, an employee of the Company or any of its affiliates.

(c)               Interference with Business Relationships. During the Restriction Period (other than in connection with carrying out his or her responsibilities for the Company and its affiliates), the Participant shall not directly or indirectly induce or solicit (or assist any Person to induce or solicit) any customer or client of the Company or its affiliates to terminate its relationship or otherwise cease doing business in whole or in part with the Company or its affiliates, or directly or indirectly interfere with (or assist any Person to interfere with) any material relationship between the Company or its affiliates and any of its or their customers or clients so as to cause harm to the Company or its affiliates.

(d)               Extension of Restriction Period. The Restriction Period shall be tolled for any period during which the Participant is in breach of any of Sections 3(a), 3(b) or 3(c) hereof.

(e)               Remedies. The Participant and the Company agree that the provisions of the covenants contained in this Section 3 are reasonable and necessary to protect the businesses of the Company and its affiliates because of the Participant’s access to Confidential Information and his or her material participation in the operation of such businesses. In the event that the Participant willfully and materially breaches (i) any of the covenants set forth in this Section 3 or (ii) any of the obligations set forth in the Bluegreen Corporation Associate Handbook, the Participant shall forfeit his or her right to receive any unpaid portion of any LTIP Bonus Amounts and any future LTIP Bonus Amounts which may later accrue. The foregoing is not intended to serve as liquidated damages for any such breach by the Participant and shall not limit the Company’s right to pursue any other available remedies for any breach or threatened breach of the covenants set forth in this Section 3 by the Participant, whether at law or in equity.

4.                  Miscellaneous.

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(a)                Active Employment Requirement. The Participant shall not have any right to receive any portion of (i) any Annual LTIP Bonus Amount if the Participant has experienced a Separation from Service with the Company for any reason on or before the date on which the applicable Annual LTIP Bonus Amount is paid or (ii) any Liquidity Event Bonus Amount if the Participant has experienced a Separation from Service with the Company for any reason before the effective time of the Liquidity Event; provided, that if the Participant experiences a Separation from Service on account of his or her death or Disability (y) on or after the end of the applicable Performance Period (with respect to an Annual LTIP Bonus Amount) or (z) on or after the Company has entered into and the Board of Directors has approved an agreement or contract specifically related to and within 12 months thereof resulting in a Liquidity Event (with respect to a Liquidity Event Bonus Amount), then such LTIP Bonus Amount will be payable notwithstanding such Participant’s Separation from Service.

(b)               Source of Payments. Awards under the Plan represent unfunded, unsecured claims against the Company. The general funds of the Company shall be the sole source of distributions under this Agreement, and no Person shall have any obligation to establish any separate fund or trust or other segregation of assets to provide for distributions under this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Participant or any other Person. To the extent the Participant acquires rights to receive any payment or distribution under this Agreement from the Company, such rights shall be no greater than those of an unsecured creditor.

(c)                Taxes and Withholding. The Company is hereby authorized to withhold from any payments hereunder all applicable federal, state and local withholding tax obligations.

(d)               No Right to Continued Employment. Nothing in the Plan or this Agreement shall be interpreted or construed to confer upon a Participant any right with respect to continuance of employment by the Company, nor shall the Plan or this Agreement interfere in any way with the right of the Company to terminate a Participant’s employment at any time.

(e)                No Other Agreements. This Agreement (including the Plan) sets forth the complete terms of the Participant’s award under the Plan and supersedes any and all other written or oral agreements with respect thereto.

(f)                Governing Law. This Agreement and the legal relations between the parties shall be construed in accordance with and governed by the internal laws of the State of Florida.

[signature page follows]

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IN WITNESS WHEREOF, the Company and the Participant have duly executed and delivered this Award Agreement as of the date hereof.

BLUEGREEN CORPORATION
By: _______________________________________
Name: Title:

PARTICIPANT
__________________________________________
Name:

[signature page to Award Agreement]

Schedule A

Points for 2011 Performance Period: ____